EXHIBIT 99.1
MURPHY OIL CORPORATION ANNOUNCES THIRD QUARTER 2021 RESULTS
AND FULL YEAR 2021 UPDATE
Achieves 2021 Long-Term Debt Reduction Goal of $300 Million Following Recent Bond Notice of Redemption,
Lowers 2021 CAPEX Midpoint $20 Million to $680 Million
HOUSTON, Texas, November 4, 2021 – Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the third quarter ended September 30, 2021, including net income attributable to Murphy of $108 million, or $0.70 net income per diluted share. Adjusted net income, which excludes discontinued operations and other one-off items, was $37 million, or $0.24 net income per diluted share.
Unless otherwise noted, the financial and operating highlights and metrics discussed in this commentary exclude noncontrolling interest. 1
Highlights for the third quarter include:
•Generated adjusted earnings before interest, tax, depreciation, amortization and exploration expenses of $312 million, or $21.95 per barrel of oil equivalent
•Advanced debt reduction goal with redemption of $150 million of 6.875 percent senior notes due 2024
•Finalized Terra Nova asset life extension project agreement with partners and government, increasing Murphy’s working interest to 18 percent from 10.475 percent
•Maintained schedule of major projects in the Gulf of Mexico ahead of first oil in the first half of 2022 with drilling Khaleesi #3 and spudding Samurai #4 during the quarter, with no timing impacts from Hurricane Ida
•Transported the King’s Quay floating production system successfully, safely and on schedule to the Texas coast from South Korea

EXHIBIT 99.1
Subsequent to the third quarter:
•Reduced 2021 capital expenditures guidance midpoint by $20 million down to $680 million, with a range of $675 to $685 million
•Continued delevering by announcing the redemption of $150 million of 6.875 percent senior notes due 2024 to occur on December 2, thereby achieving $300 million long-term debt reduction goal and 17 percent total debt reduction for 2021
“Our team continues to successfully execute our major Gulf of Mexico projects as planned, while maintaining consistent onshore production volumes, enabling us to capitalize on rising oil prices and generate excess cash to achieve our goal of reducing long-term debt by $300 million in the second half of this year,” said Roger W. Jenkins, President and Chief Executive Officer. “By strengthening our balance sheet through significant debt reduction, the company will close out the year well-positioned to navigate all commodity price cycles as we continue our exploration program with spudding the non-operated Cutthroat well in Brazil in fourth quarter 2021.”
“Prior to Hurricane Ida at the end of August, our Gulf of Mexico assets were performing above guidance. Our offshore facilities did not experience significant damage, and due to our preparations, five days after evacuation we were able to redeploy personnel safely with no incidents and, shortly thereafter, resumed drilling. This enabled our team to complete planned maintenance while awaiting downstream functionality, thereby reducing our operated planned downtime for fourth quarter 2021,” said Jenkins. “Today, all hurricane-related production issues have been resolved with the exception of one field, which produces about 1 thousand barrels of oil equivalent per day.”
THIRD QUARTER 2021 RESULTS
The company recorded net income, attributable to Murphy, of $108 million, or $0.70 net income per diluted share, for the third quarter 2021. This includes a realized after-tax loss of $91 million and an unrealized after-tax gain on crude oil derivative contracts of $44 million. Adjusted net income, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, was $37 million, or $0.24 net income per diluted share for the same period. The adjusted net income from continuing operations adjusts for the following after-tax items: a $54 million gain on asset retirement obligations due to the multi-year deferral of expected abandonment expenditures at Terra Nova in offshore Canada, the previously mentioned $44 million non-cash mark-to-market gain on derivative instruments and a $22

EXHIBIT 99.1
million non-cash mark-to-market loss on contingent consideration. Details for third quarter results can be found in the attached schedules.
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations attributable to Murphy was $288 million, or $20 per barrel of oil equivalent (BOE) sold. Adjusted earnings before interest, tax, depreciation, amortization and exploration expenses (EBITDAX) from continuing operations attributable to Murphy was $312 million, or $22 per BOE sold. Details for third quarter EBITDA and EBITDAX reconciliations can be found in the attached schedules.
Third quarter production averaged 155 thousand barrels of oil equivalent per day (MBOEPD) with 52 percent oil and 59 percent liquids. Approximately 12.8 MBOEPD of Gulf of Mexico production was shut-in due to Hurricane Ida during the quarter. Production downtime following the significant storm was extended as a result of damage and power loss at third-party downstream facilities, including oil terminals, natural gas processing plants and refineries, causing them to remain offline for several weeks. Gulf of Mexico production volumes steadily ramped up as third-party facilities returned to operations with approximately 1 MBOEPD expected to remain offline for repairs through first quarter 2022.
Details for third quarter results can be found in the attached schedules.
FINANCIAL POSITION
Murphy had approximately $2.1 billion of liquidity as of September 30, 2021, comprised of the $1.6 billion senior unsecured credit facility and approximately $505 million of cash and cash equivalents.
On August 16, 2021, Murphy redeemed $150 million of its 6.875 percent senior notes due 2024 for a redemption price of 101.719 percent. Total debt of $2.6 billion as of the end of third quarter 2021 consists of long-term, fixed-rate notes with a weighted average maturity of 7.5 years and a weighted average coupon of 6.3 percent.
Subsequent to quarter end, the company announced it will redeem an additional $150 million of its 6.875 percent senior notes due 2024. Following this redemption, Murphy will have achieved its long-term debt reduction goal of $300 million for the second half of 2021, as well as reduced total debt by $530 million, or 17 percent, since year-end 2020, after achieving $230 million total debt reduction in first quarter 2021.

EXHIBIT 99.1
OPERATIONS SUMMARY
Onshore
The onshore business produced approximately 95 MBOEPD with 40 percent liquids volumes in the third quarter. No wells were brought online across Murphy’s onshore assets during the quarter.
Eagle Ford Shale – Third quarter production averaged 37 MBOEPD with 70 percent oil volumes.
Tupper Montney – In the third quarter, natural gas production averaged 292 million cubic feet per day (MMCFD).
Kaybob Duvernay – Production averaged 7 MBOEPD with 71 percent liquids volumes during the third quarter.
Offshore
Excluding noncontrolling interest, the offshore business produced 60 MBOEPD for the third quarter, comprised of 82 percent oil, which was negatively impacted by 12.8 MBOEPD of shut-in production as a result of Hurricane Ida.
Gulf of Mexico – During the quarter, production averaged 56 MBOEPD, consisting of 81 percent oil. Murphy brought Calliope #1 (Mississippi Canyon 609) online in August prior to the hurricane.
Murphy’s major projects continue to advance on schedule, with the Khaleesi, Mormont, Samurai project expected to achieve first oil in the first half of 2022 through the King’s Quay floating production system, and the non-operated St. Malo waterflood project scheduled to complete in 2023. Murphy drilled Khaleesi #3 and spud Samurai #4 in the third quarter, while the King’s Quay floating production system safely reached shoreside in Texas after sailing from South Korea. Additionally, the final producer well of the non-operated St. Malo waterflood campaign was brought online in August prior to the hurricane.
Canada – Production averaged 4 MBOEPD in the third quarter, comprised of 100 percent oil.
Operations at the Terra Nova field have remained offline since December 2019. During the third quarter, the partner group finalized an agreement to advance the Terra Nova asset life extension project, which is expected to extend production life by approximately 10 years. As part of this agreement, the Government of Newfoundland and Labrador will provide royalty and financial

EXHIBIT 99.1
support up to $164 million (C$205 million) total to the partner group, which will contribute on a matching basis. Murphy’s working interest has increased to 18 percent from 10.475 percent, while Suncor as operator now holds 48 percent and Cenovus owns the remaining 34 percent. Work began on the floating production storage and offloading vessel in the third quarter 2021 and it will remain offline throughout 2022 with an anticipated return to operations in fourth quarter 2022. Murphy’s future net investment in the project is approximately $60 million, after adjusting for government funding and exiting partners.
EXPLORATION
Gulf of Mexico – Chevron U.S.A. Inc. drilled an exploration well at Silverback (Mississippi Canyon 35) and reached a measured depth of 23,240 feet. The operator plugged and abandoned the well and is evaluating the results. Murphy has fully expensed the well.
COMMODITY HEDGES
Murphy employs commodity derivative instruments to manage certain risks associated with commodity price volatility and underpin capital returns associated with certain assets.
During and subsequent to the third quarter, Murphy added hedges to protect cash flow with the execution of West Texas Intermediate (WTI) costless collars, resulting in a total 23 thousand barrels of oil per day (MBOPD) hedged for full year 2022 with a weighted average put price of $62.65 per barrel and average call price of $74.77 per barrel.
For the remainder of 2021, the company has 45 MBOPD hedged with WTI fixed price swaps at an average price of $42.77 per barrel, while 20 MBOPD of full-year 2022 production is hedged at an average price of $44.88 per barrel.
Murphy continues to maintain its natural gas price risk protection with fixed price forward sales contracts for physical delivery at the AECO hub in Canada for calendar years 2021 through 2024. Details for the current hedge positions can be found in the attached schedules.
CAPITAL EXPENDITURE AND PRODUCTION GUIDANCE
Production for fourth quarter 2021 is estimated to be in the range of 145.5 to 153.5 MBOEPD. This includes 4.5 MBOEPD of Gulf of Mexico facility downtime that occurred in October and 2.2 MBOEPD of net planned non-operated Gulf of Mexico downtime to occur later in the quarter. Murphy is reducing its 2021 capital expenditures (CAPEX) guidance midpoint by $20 million down to $680 million, with a range of $675 to $685 million. Due to production impacts

EXHIBIT 99.1
from the hurricane, full year 2021 production guidance has been revised to a range of 156.5 to 158.5 MBOEPD, with the low end of original guidance now set as the midpoint. Full year production is forecast to be comprised of approximately 55 percent oil and 62 percent total liquids volumes. Both production and CAPEX guidance ranges exclude Gulf of Mexico noncontrolling interest (NCI).

CAPEX by Quarter ($ MMs)
1Q 2021A*	2Q 2021A	3Q 2021A	4Q 2021E	FY 2021E
$230	$198	$103	$149	$680
Accrual CAPEX, based on midpoint of guidance range and excluding NCI
* Excludes King’s Quay CAPEX of $17 million, includes $20 million Lucius working interest acquisition
“This year’s focus on delevering the balance sheet could only have been achieved with continuous capital discipline,” said Jenkins. “I am especially proud to maintain the low end of our original production guidance, exceed our original oil production volumes, and achieve our debt reduction goals – all accomplished with less capital, including our Lucius working interest acquisition in the first quarter, and despite experiencing a major hurricane that struck the most significant Gulf Coast location in the oil and natural gas industry.”
CONFERENCE CALL AND WEBCAST SCHEDULED FOR NOVEMBER 4, 2021
Murphy will host a conference call to discuss third quarter 2021 financial and operating results on Thursday, November 4, 2021, at 9:00 a.m. EDT. The call can be accessed either via the Internet through the Investor Relations section of Murphy Oil’s website at http://ir.murphyoilcorp.com or via the telephone by dialing toll free 1-888-886-7786, reservation number 88455077.
FINANCIAL DATA
Summary financial data and operating statistics for third quarter 2021, with comparisons to the same period from the previous year, are contained in the following schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods, a reconciliation of EBITDA and EBITDAX between periods, as well as guidance for the fourth quarter and full year 2021, are also included.
1In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP

EXHIBIT 99.1
financials include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release, but not the accompanying schedules, exclude the NCI, thereby representing only the amounts attributable to Murphy.
ABOUT MURPHY OIL CORPORATION
As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. Murphy challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. The company sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond. Additional information can be found on the company’s website at www.murphyoilcorp.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable

EXHIBIT 99.1
prices; or adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.
Investor Contacts:
Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107
Megan Larson, megan_larson@murphyoilcorp.com, 281-675-9470

MURPHY OIL CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands of dollars, except per share amounts)	2021	2020	2021	2020
Revenues and other income
Revenue from sales to customers	$687,549	425,324	$2,038,905	1,311,627
(Loss) gain on derivative instruments	(59,164)	(5,290)	(499,794)	319,502
Gain on sale of assets and other income	2,315	1,831	21,217	6,006
Total revenues and other income	630,700	421,865	1,560,328	1,637,135
Costs and expenses
Lease operating expenses	130,131	124,491	403,708	478,283
Severance and ad valorem taxes	11,670	6,781	32,215	22,645
Transportation, gathering and processing	44,588	41,322	137,196	126,779
Exploration expenses, including undeveloped lease amortization	24,517	12,092	49,840	61,686
Selling and general expenses	27,210	28,509	85,826	104,381
Restructuring expenses	—	4,982	—	46,379
Depreciation, depletion and amortization	189,806	231,603	615,372	769,151
Accretion of asset retirement obligations	12,198	10,778	34,854	31,213
Impairment of assets	—	219,138	171,296	1,206,284
Other (benefit) expense	(32,791)	20,224	58,616	(2,957)
Total costs and expenses	407,329	699,920	1,588,923	2,843,844
Operating income (loss) from continuing operations	223,371	(278,055)	(28,595)	(1,206,709)
Other income (loss)
Interest income and other (loss)	(1,593)	(5,177)	(11,459)	(10,107)
Interest expense, net	(46,925)	(45,182)	(178,399)	(124,877)
Total other loss	(48,518)	(50,359)	(189,858)	(134,984)
Income (loss) from continuing operations before income taxes	174,853	(328,414)	(218,453)	(1,341,693)
Income tax expense (benefit)	36,838	(62,584)	(62,498)	(248,890)
Income (loss) from continuing operations	138,015	(265,830)	(155,955)	(1,092,803)
(Loss) from discontinued operations, net of income taxes	(706)	(778)	(600)	(6,907)
Net income (loss) including noncontrolling interest	137,309	(266,608)	(156,555)	(1,099,710)
Less: Net income (loss) attributable to noncontrolling interest	28,853	(23,055)	85,509	(122,869)
NET INCOME (LOSS) ATTRIBUTABLE TO MURPHY	$108,456	(243,553)	$(242,064)	(976,841)

INCOME (LOSS) PER COMMON SHARE – BASIC
Continuing operations	$0.70	(1.58)	$(1.57)	(6.31)
Discontinued operations	—	(0.01)	—	(0.05)
Net income (loss)	$0.70	(1.59)	$(1.57)	(6.36)

INCOME (LOSS) PER COMMON SHARE – DILUTED
Continuing operations	$0.70	(1.58)	$(1.57)	(6.31)
Discontinued operations	—	(0.01)	—	(0.05)
Net income (loss)	$0.70	(1.59)	$(1.57)	(6.36)
Cash dividends per Common share	$0.125	0.125	0.375	0.500
Average Common shares outstanding (thousands)
Basic	154,439	153,596	154,239	153,480
Diluted	155,932	153,596	154,239	153,480

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands of dollars)	2021	2020	2021	2020
Operating Activities
Net income (loss) including noncontrolling interest	$137,309	(266,608)	$(156,555)	(1,099,710)
Adjustments to reconcile net income (loss) to net cash provided by continuing operations activities
Loss from discontinued operations	706	778	600	6,907
Depreciation, depletion and amortization	189,806	231,603	615,372	769,151
Dry hole and previously suspended exploration costs	17,266	578	17,899	8,255
Amortization of undeveloped leases	4,990	7,181	13,872	21,951
Accretion of asset retirement obligations	12,198	10,778	34,854	31,213
Impairment of assets	—	219,138	171,296	1,206,284
Deferred income tax (benefit) expense	36,046	(63,846)	(65,149)	(231,748)
Mark to market loss (gain) on contingent consideration	28,434	14,053	105,111	(29,476)
Mark to market loss (gain) on derivative instruments	(55,863)	69,385	228,497	(104,463)
Noncash restructuring expense	—	—	—	17,565
Long-term non-cash compensation	16,762	12,440	42,080	35,200
Net decrease (increase) in noncash working capital	90,765	(27,596)	117,330	(26,261)
Other operating activities, net	(73,418)	768	(33,924)	(26,837)
Net cash provided by continuing operations activities	405,001	208,652	1,091,283	578,031
Investing Activities
Property additions and dry hole costs	(118,916)	(111,124)	(564,230)	(648,725)
Proceeds from sales of property, plant and equipment	675	—	270,038	—
Property additions for King's Quay FPS	—	(23,301)	(17,734)	(74,936)
Net cash required by investing activities	(118,241)	(134,425)	(311,926)	(723,661)
Financing Activities
Borrowings on revolving credit facility	—	80,000	165,000	450,000
Repayment of revolving credit facility	—	(50,000)	(365,000)	(250,000)
Retirement of debt	(150,000)	—	(726,358)	(12,225)
Debt issuance, net of cost	(61)	—	541,913	(613)
Early redemption of debt cost	(2,579)	—	(36,756)	—
Distributions to noncontrolling interest	(25,642)	(11,273)	(100,880)	(43,673)
Cash dividends paid	(19,306)	(19,200)	(57,896)	(76,790)
Withholding tax on stock-based incentive awards	(1,078)	153	(4,973)	(7,094)
Proceeds from term loan and other loans	—	(371)	—	—
Capital lease obligation payments	(272)	(178)	(643)	(514)
Net cash (required) provided by financing activities	(198,938)	(869)	(585,593)	59,091
Effect of exchange rate changes on cash and cash equivalents	(855)	773	697	(585)
Net increase (decrease) in cash and cash equivalents	86,967	74,131	194,461	(87,124)
Cash and cash equivalents at beginning of period	418,100	145,505	310,606	306,760
Cash and cash equivalents at end of period	$505,067	219,636	$505,067	219,636

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED INCOME (LOSS) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars, except per share amounts)	2021	2020	2021	2020
Net income (loss) attributable to Murphy (GAAP)	$108.5	(243.6)	$(242.1)	(976.8)
Discontinued operations loss	0.7	0.8	0.6	6.9
Income (loss) from continuing operations	109.2	(242.8)	(241.5)	(969.9)
Adjustments (after tax):
Mark-to-market (gain) loss on derivative instruments	(44.1)	54.8	180.5	(82.5)
Impairment of assets	—	145.9	128.0	854.2
Mark-to-market loss (gain) on contingent consideration	22.4	11.1	83.0	(23.3)
Asset retirement obligation (gains) losses	(53.6)	—	(53.6)	—
Early redemption of debt cost	2.7	—	31.9	—
Unutilized rig charges	2.5	4.1	6.7	10.4
Charges related to Kings Quay transaction	—	—	3.9	—
Foreign exchange (gains) losses	(2.0)	0.8	(1.1)	(1.7)
Restructuring expenses	—	3.9	—	35.5
(Gain) loss on extinguishment of debt	—	—	—	(4.2)
Inventory loss	—	—	—	3.8
Seal insurance proceeds	—	(1.3)	—	(1.3)
Total adjustments after taxes	(72.1)	219.3	379.3	790.9
Adjusted income (loss) from continuing operations attributable to Murphy	$37.1	(23.5)	$137.8	(179.0)

Adjusted income (loss) from continuing operations per average diluted share	$0.24	(0.15)	$0.89	(1.17)
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income (loss) to Adjusted income (loss) from continuing operations attributable to Murphy.  Adjusted income (loss) excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  Adjusted income (loss) is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) as determined in accordance with accounting principles generally accepted in the United States of America.
Amounts shown above as reconciling items between Net income (loss) and Adjusted income (loss) are presented net of applicable income taxes based on the estimated statutory rate in the applicable tax jurisdiction.  The pretax and income tax impacts for adjustments shown above are as follows by area of operations and exclude the share attributable to non-controlling interests.

	Three Months Ended September 30, 2021			Nine Months Ended September 30, 2021
(Millions of dollars)	Pretax	Tax	Net	Pretax	Tax	Net
Exploration & Production:
United States	$31.6	(6.6)	25.0	$118.5	(24.9)	93.6
Canada	(71.8)	18.2	(53.6)	99.5	(25.1)	74.4
Total E&P	(40.2)	11.6	(28.6)	218.0	(50.0)	168.0
Corporate:	(55.2)	11.7	(43.5)	267.4	(56.1)	211.3
Total adjustments	$(95.4)	23.3	(72.1)	$485.4	(106.1)	379.3

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars, except per barrel of oil equivalents sold)	2021	2020	2021	2020
Net income (loss) attributable to Murphy (GAAP)	$108.5	(243.6)	$(242.1)	(976.8)
Income tax expense (benefit)	36.8	(62.6)	(62.5)	(248.9)
Interest expense, net	46.9	45.2	178.4	124.9
Depreciation, depletion and amortization expense ¹	182.8	219.7	588.4	725.1
EBITDA attributable to Murphy (Non-GAAP)	$375.0	(41.3)	$462.2	(375.7)
Mark-to-market (gain) loss on derivative instruments	(55.9)	69.3	228.5	(104.5)
Impairment of assets ¹	—	186.5	171.3	1,072.5
Mark-to-market loss (gain) on contingent consideration	28.4	14.0	105.1	(29.5)
Asset retirement obligation (gains) losses	(71.8)	—	(71.8)	—
Accretion of asset retirement obligations ¹	10.8	10.8	30.8	31.2
Unutilized rig charges	3.2	5.2	8.5	13.2
Foreign exchange (gains) losses	(2.8)	0.8	(1.5)	(2.5)
Discontinued operations loss	0.7	0.8	0.6	6.9
Restructuring expenses	—	5.0	—	46.4
Inventory loss	—	—	—	4.8
Seal insurance proceeds	—	(1.7)	—	(1.7)
Adjusted EBITDA attributable to Murphy (Non-GAAP)	$287.6	249.4	$933.7	661.1

Total barrels of oil equivalents sold from continuing operations attributable to Murphy (thousands of barrels)	14,219	14,166	43,536	46,478

Adjusted EBITDA per barrel of oil equivalents sold	$20.23	17.61	$21.45	14.22
1 Depreciation, depletion, and amortization expense, impairment of assets and accretion of asset retirement obligations used in the computation of Adjusted EBITDA exclude the portion attributable to the non-controlling interest (NCI).
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income (loss) to Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Management believes EBITDA and adjusted EBITDA are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.
Presented above is adjusted EBITDA per barrel of oil equivalent sold. Management believes adjusted EBITDA per barrel of oil equivalent sold is important information because it is used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.   Adjusted EBITDA per barrel of oil equivalent sold is a non-GAAP financial metric.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION AND EXPLORATION (EBITDAX)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars, except per barrel of oil equivalents sold)	2021	2020	2021	2020
Net income (loss) attributable to Murphy (GAAP)	$108.5	(243.6)	$(242.1)	(976.8)
Income tax expense (benefit)	36.8	(62.6)	(62.5)	(248.9)
Interest expense, net	46.9	45.2	178.4	124.9
Depreciation, depletion and amortization expense ¹	182.8	219.7	588.4	725.1
EBITDA attributable to Murphy (Non-GAAP)	375.0	(41.3)	462.2	(375.7)
Exploration expenses	24.5	12.1	49.8	61.7
EBITDAX attributable to Murphy (Non-GAAP)	399.5	(29.2)	512.0	(314.0)
Mark-to-market (gain) loss on derivative instruments	(55.9)	69.3	228.5	(104.5)
Impairment of assets ¹	—	186.5	171.3	1,072.5
Mark-to-market loss (gain) on contingent consideration	28.4	14.0	105.1	(29.5)
Asset retirement obligation (gains) losses	(71.8)	—	(71.8)	—
Accretion of asset retirement obligations ¹	10.8	10.8	30.8	31.2
Unutilized rig charges	3.2	5.2	8.5	13.2
Foreign exchange (gains) losses	(2.8)	0.8	(1.5)	(2.5)
Discontinued operations loss	0.7	0.8	0.6	6.9
Restructuring expenses	—	5.0	—	46.4
Inventory loss	—	—	—	4.8
Seal insurance proceeds	—	(1.7)	—	(1.7)
Adjusted EBITDAX attributable to Murphy (Non-GAAP)	$312.1	261.5	$983.5	722.8

Total barrels of oil equivalents sold from continuing operations attributable to Murphy (thousands of barrels)	14,219	14,166	43,536	46,478

Adjusted EBITDAX per barrel of oil equivalents sold	$21.95	18.46	$22.59	15.55
1 Depreciation, depletion, and amortization expense, impairment of assets and accretion of asset retirement obligations used in the computation of adjusted EBITDAX exclude the portion attributable to the non-controlling interest (NCI).
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income (loss) to Earnings before interest, taxes, depreciation and amortization, and exploration expenses (EBITDAX) and adjusted EBITDAX. Management believes EBITDAX and adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  EBITDAX and adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.
Presented above is adjusted EBITDAX per barrel of oil equivalent sold. Management believes adjusted EBITDAX per barrel of oil equivalent sold is important information because it is used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.  Adjusted EBITDAX per barrel of oil equivalent sold is a non-GAAP financial metric.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

	Three Months Ended September 30, 2021		Three Months Ended September 30, 2020
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1,2]	$565.2	168.1	$330.8	(172.6)
Canada	124.6	73.9	96.3	(8.6)
Other	—	(5.2)	—	(11.7)
Total exploration and production	689.8	236.8	427.1	(192.9)
Corporate	(59.1)	(98.8)	(5.2)	(72.9)
Continuing operations	630.7	138.0	421.9	(265.8)
Discontinued operations, net of tax	—	(0.7)	—	(0.8)
Total including noncontrolling interest	$630.7	137.3	$421.9	(266.6)
Net income (loss) attributable to Murphy		108.5		(243.6)

	Nine Months Ended September 30, 2021		Nine Months Ended September 30, 2020
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1,2]	$1,704.4	481.8	$1,070.6	(1,011.7)
Canada [2]	349.2	(37.7)	245.2	(35.0)
Other [2]	—	(22.5)	1.8	(73.0)
Total exploration and production	2,053.6	421.6	1,317.6	(1,119.7)
Corporate	(493.3)	(577.6)	319.5	26.9
Continuing operations	1,560.3	(156.0)	1,637.1	(1,092.8)
Discontinued operations, net of tax	—	(0.6)	—	(6.9)
Total including noncontrolling interest	$1,560.3	(156.6)	$1,637.1	(1,099.7)
Net loss attributable to Murphy		(242.1)		(976.8)
1 Includes results attributable to a noncontrolling interest in MP Gulf of Mexico, LLC (MP GOM).
2 For the three months ended September 30, 2021, income (loss) includes no impairment charges (2020: $205.1 million). For the nine months ended September 30, 2021, income (loss) includes impairment charge of $171.3 million in Canada for Terra Nova due to the status of agreements with the partners as of March 31, 2021 (2020: U.S. impairment charge of $1,152.5 million, Other impairment charge $39.7 million).

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
THREE MONTHS ENDED SEPTEMBER 30, 2021, AND 2020

(Millions of dollars)	United States [1]	Canada	Other	Total
Three Months Ended September 30, 2021
Oil and gas sales and other operating revenues	$565.2	124.6	—	689.8
Lease operating expenses	96.7	33.4	0.1	130.2
Severance and ad valorem taxes	10.8	0.8	—	11.6
Transportation, gathering and processing	28.4	16.2	—	44.6
Depreciation, depletion and amortization	147.0	39.7	0.1	186.8
Accretion of asset retirement obligations	9.3	2.9	—	12.2
Exploration expenses
Dry holes and previously suspended exploration costs	17.3	—	—	17.3
Geological and geophysical	—	—	0.3	0.3
Other exploration	1.3	0.1	0.5	1.9
	18.6	0.1	0.8	19.5
Undeveloped lease amortization	3.1	0.1	1.8	5.0
Total exploration expenses	21.7	0.2	2.6	24.5
Selling and general expenses	4.2	4.0	1.2	9.4
Other ²	39.1	(71.7)	2.0	(30.6)
Results of operations before taxes	208.0	99.1	(6.0)	301.1
Income tax provisions (benefits)	39.9	25.2	(0.8)	64.3
Results of operations (excluding Corporate segment)	$168.1	73.9	(5.2)	236.8

Three Months Ended September 30, 2020
Oil and gas sales and other operating revenues	$330.8	96.3	—	427.1
Lease operating expenses	91.5	32.6	0.4	124.5
Severance and ad valorem taxes	6.4	0.3	—	6.7
Transportation, gathering and processing	29.3	12.0	—	41.3
Depreciation, depletion and amortization	166.2	59.6	0.5	226.3
Accretion of asset retirement obligations	9.4	1.4	—	10.8
Impairment of assets	205.1	—	—	205.1
Exploration expenses
Dry holes and previously suspended exploration costs	0.6	—	—	0.6
Geological and geophysical	0.1	—	(0.1)	—
Other exploration	0.6	0.1	3.6	4.3
	1.3	0.1	3.5	4.9
Undeveloped lease amortization	4.9	0.1	2.3	7.3
Total exploration expenses	6.2	0.2	5.8	12.2
Selling and general expenses	5.3	3.4	1.6	10.3
Other	22.5	(1.5)	2.5	23.5
Results of operations before taxes	(211.1)	(11.7)	(10.8)	(233.6)
Income tax (benefits) provisions	(38.5)	(3.1)	0.9	(40.7)
Results of operations (excluding Corporate segment)	$(172.6)	(8.6)	(11.7)	(192.9)
1 Includes results attributable to a noncontrolling interest in MP GOM.
2 For the three months ended September 30, 2021, Canada includes $71.8 million of income related to the deferral of an asset retirement obligation at Terra Nova.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
NINE MONTHS ENDED SEPTEMBER 30, 2021, AND 2020

(Millions of dollars)	United States [1]	Canada	Other	Total
Nine Months Ended September 30, 2021
Oil and gas sales and other operating revenues	$1,704.4	349.2	—	2,053.6
Lease operating expenses	303.3	100.0	0.4	403.7
Severance and ad valorem taxes	30.6	1.6	—	32.2
Transportation, gathering and processing	90.5	46.7	—	137.2
Depreciation, depletion and amortization	476.6	128.0	1.1	605.7
Accretion of asset retirement obligations	27.5	7.4	—	34.9
Impairment of assets	—	171.3	—	171.3
Exploration expenses
Dry holes and previously suspended exploration costs	17.9	—	—	17.9
Geological and geophysical	2.7	—	1.3	4.0
Other exploration	4.2	0.2	9.6	14.0
	24.8	0.2	10.9	35.9
Undeveloped lease amortization	7.9	0.2	5.8	13.9
Total exploration expenses	32.7	0.4	16.7	49.8
Selling and general expenses	15.0	12.0	4.7	31.7
Other ²	133.5	(67.7)	(1.2)	64.6
Results of operations before taxes	594.7	(50.5)	(21.7)	522.5
Income tax provisions (benefits)	112.9	(12.8)	0.8	100.9
Results of operations (excluding Corporate segment)	$481.8	(37.7)	(22.5)	421.6

Nine Months Ended September 30, 2020
Oil and gas sales and other operating revenues	$1,070.6	245.2	1.8	1,317.6
Lease operating expenses	386.5	90.6	1.2	478.3
Severance and ad valorem taxes	21.6	1.0	—	22.6
Transportation, gathering and processing	95.4	31.4	—	126.8
Depreciation, depletion and amortization	589.5	161.3	1.5	752.3
Accretion of asset retirement obligations	27.1	4.1	—	31.2
Impairment of assets	1,152.5	—	39.7	1,192.2
Exploration expenses
Dry holes and previously suspended exploration costs	8.3	—	—	8.3
Geological and geophysical	9.4	0.1	4.1	13.6
Other exploration	4.3	0.4	13.1	17.8
	22.0	0.5	17.2	39.7
Undeveloped lease amortization	14.8	0.3	6.9	22.0
Total exploration expenses	36.8	0.8	24.1	61.7
Selling and general expenses	16.6	13.2	5.5	35.3
Other	1.0	(2.5)	1.4	(0.1)
Results of operations before taxes	(1,256.4)	(54.7)	(71.6)	(1,382.7)
Income tax (benefits) provisions	(244.7)	(19.7)	1.4	(263.0)
Results of operations (excluding Corporate segment)	$(1,011.7)	(35.0)	(73.0)	(1,119.7)
1 Includes results attributable to a noncontrolling interest in MP GOM.
2 For the nine months ended September 30, 2021, Canada includes $71.8 million of income related to the deferral of an asset retirement obligation at Terra Nova.

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars per barrel of oil equivalents sold)	2021	2020	2021	2020
Continuing operations
United States – Eagle Ford Shale
Lease operating expense	$8.85	8.11	$8.50	8.97
Severance and ad valorem taxes	3.00	2.04	2.95	2.08
Depreciation, depletion and amortization (DD&A) expense	27.01	27.09	28.02	25.72

United States – Gulf of Mexico
Lease operating expense [1]	$11.13	10.16	$10.55	12.60
Severance and ad valorem taxes	0.08	—	0.08	—
DD&A expense	9.16	12.33	9.63	13.82

Canada – Onshore
Lease operating expense	$5.59	4.73	$6.02	4.56
Severance and ad valorem taxes	0.17	0.05	0.11	0.07
DD&A expense	6.87	10.78	7.93	9.94

Canada – Offshore
Lease operating expense	$13.25	20.30	$12.72	16.71
DD&A expense	11.53	12.58	13.08	11.48

Total oil and gas continuing operations
Lease operating expense	$8.69	8.23	$8.74	9.61
Severance and ad valorem taxes	0.78	0.45	0.70	0.45
DD&A expense	12.67	15.31	13.33	15.45

Total oil and gas continuing operations – excluding noncontrolling interest
Lease operating expense [2]	$8.51	8.13	$8.53	9.36
Severance and ad valorem taxes	0.82	0.48	0.74	0.49
DD&A expense	12.84	15.51	13.51	15.60
1 For the nine months ended September 30, 2021, lease operating expense (LOE) per barrel of oil equivalents (BOE) sold for the U.S. Gulf of Mexico excluding cost associated with well workovers was $9.05 (2020: $9.49), respectively. Workovers for the nine months ended September 30, 2021 principally relate to St. Malo (2020: Cascade and Dalmatian).

2 For the nine months ended September 30, 2021, total LOE per BOE excluding NCI and costs associated with Gulf of Mexico well workovers was $7.93 (2020: $7.86), respectively.

MURPHY OIL CORPORATION
OTHER FINANCIAL DATA
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2021	2020	2021	2020
Capital expenditures for continuing operations
Exploration and production
United States	$111.4	116.6	$473.8	521.7
Canada	(5.2)	(1.6)	67.1	116.6
Other	0.4	5.8	15.1	32.7
Total	106.6	120.8	556.0	671.0

Corporate	3.9	1.9	12.7	9.3
Total capital expenditures - continuing operations [1,2]	110.5	122.7	568.7	680.3

Charged to exploration expenses [3]
United States	18.6	1.3	24.8	22.0
Canada	0.1	0.1	0.2	0.5
Other	0.8	3.5	10.9	17.2
Total charged to exploration expenses - continuing operations	19.5	4.9	35.9	39.7

Total capitalized	$91.0	117.8	$532.8	640.6
1 For the three and nine months ended September 30, 2021, total capital expenditures include noncontrolling interest (NCI) capital expenditures of $7.6 million (2020: $2.3 million) and $20.6 million (2020: $17.8 million), respectively.
2 For the nine months ended September 30, 2021, total includes capital expenditures associated with the King’s Quay project of $18.0 million (2020: $80.7 million). King’s Quay was sold to ArcLight Capital Partners, LLC (ArcLight) on March 17, 2021 for proceeds of $267.7 million which reimburses the Company for previously incurred capital expenditures.
3 For the three and nine months ended September 30, 2021, charges to exploration expense exclude amortization of undeveloped leases of $5.0 million (2020: $7.3 million) and $13.9 million (2020: $22.0 million), respectively.

MURPHY OIL CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited)

(Millions of dollars)	September 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$505.1	310.6
Accounts receivable	186.7	262.0
Inventories	57.4	66.1
Prepaid expenses	40.6	33.9
Assets held for sale	41.0	327.7
Total current assets	830.7	1,000.3
Property, plant and equipment, at cost	8,112.1	8,269.0
Operating lease assets	918.7	927.7
Deferred income taxes	442.2	395.3
Deferred charges and other assets	27.1	28.6
Total assets	$10,330.9	10,620.9
LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt, finance lease	$0.6	—
Accounts payable	615.4	407.1
Income taxes payable	18.0	18.0
Other taxes payable	27.0	22.5
Operating lease liabilities	157.3	103.8
Other accrued liabilities	316.2	150.6
Liabilities associated with assets held for sale	—	14.4
Total current liabilities	1,134.6	716.3
Long-term debt, including finance lease obligation	2,613.7	2,988.1
Asset retirement obligations	797.6	816.3
Deferred credits and other liabilities	723.7	680.6
Non-current operating lease liabilities	781.1	845.1
Deferred income taxes	166.1	180.3
Total liabilities	6,216.9	6,226.7
Equity
Common Stock, par $1.00	195.1	195.1
Capital in excess of par value	921.2	941.7
Retained earnings	5,069.6	5,369.5
Accumulated other comprehensive loss	(580.2)	(601.3)
Treasury stock	(1,656.2)	(1,690.7)
Murphy Shareholders' Equity	3,949.5	4,214.3
Noncontrolling interest	164.4	179.8
Total equity	4,113.9	4,394.1
Total liabilities and equity	$10,330.9	10,620.9

MURPHY OIL CORPORATION
PRODUCTION SUMMARY
(unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
Barrels per day unless otherwise noted		2021	2020	2021	2020
Continuing operations
Net crude oil and condensate
United States	Onshore	26,193	24,851	26,552	27,945
	Gulf of Mexico [1]	53,011	56,517	61,905	67,377
Canada	Onshore	4,963	9,595	5,598	8,106
	Offshore	3,779	4,428	4,016	5,136
Other		299	—	243	114
Total net crude oil and condensate - continuing operations		88,245	95,391	98,314	108,678
Net natural gas liquids
United States	Onshore	5,847	5,489	5,043	5,459
	Gulf of Mexico [1]	3,459	3,521	4,296	5,131
Canada	Onshore	1,085	1,513	1,159	1,311
Total net natural gas liquids - continuing operations		10,391	10,523	10,498	11,901
Net natural gas – thousands of cubic feet per day
United States	Onshore	31,478	27,520	27,750	29,054
	Gulf of Mexico [1]	46,339	53,046	63,557	67,850
Canada	Onshore	309,709	260,895	277,077	262,279
Total net natural gas - continuing operations		387,526	341,461	368,384	359,183
Total net hydrocarbons - continuing operations including NCI [2,3]		163,224	162,824	170,209	180,443
Noncontrolling interest
Net crude oil and condensate – barrels per day		(7,546)	(9,298)	(8,834)	(10,674)
Net natural gas liquids – barrels per day		(243)	(327)	(322)	(443)
Net natural gas – thousands of cubic feet per day [2]		(2,331)	(3,269)	(3,498)	(4,137)
Total noncontrolling interest		(8,178)	(10,170)	(9,739)	(11,807)
Total net hydrocarbons - continuing operations excluding NCI [2,3]		155,046	152,654	160,470	168,636
1 Includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI – noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRICE SUMMARY
(unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2021	2020	2021	2020
Weighted average Exploration and Production sales prices
Continuing operations
Crude oil and condensate – dollars per barrel
United States	Onshore	$69.30	37.83	$64.16	$35.56
	Gulf of Mexico [1]	68.93	40.82	64.44	38.08
Canada [2]	Onshore	63.76	36.65	58.70	30.29
	Offshore	72.64	43.81	68.93	37.85
Natural gas liquids – dollars per barrel
United States	Onshore	30.37	13.39	24.29	10.78
	Gulf of Mexico [1]	34.71	14.71	27.17	9.43
Canada [2]	Onshore	45.12	19.97	37.05	16.95
Natural gas – dollars per thousand cubic feet
United States	Onshore	3.85	1.78	3.23	1.76
	Gulf of Mexico [1]	4.09	2.01	3.28	1.91
Canada [2]	Onshore	2.47	1.74	2.33	1.62
1 Prices include the effect of noncontrolling interest share for MP GOM.
2 U.S. dollar equivalent.

MURPHY OIL CORPORATION
COMMODITY HEDGE POSITIONS (unaudited)
AS OF NOVEMBER 2, 2021

			Volumes (MMcf/d)	Price/Mcf	Remaining Period
Area	Commodity	Type			Start Date	End Date
Montney	Natural Gas	Fixed price forward sales	196	C$2.55	10/1/2021	12/31/2021
Montney	Natural Gas	Fixed price forward sales	186	C$2.36	1/1/2022	1/31/2022
Montney	Natural Gas	Fixed price forward sales	176	C$2.34	2/1/2022	4/30/2022
Montney	Natural Gas	Fixed price forward sales	205	C$2.34	5/1/2022	5/31/2022
Montney	Natural Gas	Fixed price forward sales	247	C$2.34	6/1/2022	10/31/2022
Montney	Natural Gas	Fixed price forward sales	266	C$2.36	11/1/2022	12/31/2022
Montney	Natural Gas	Fixed price forward sales	269	C$2.35	1/1/2023	3/31/2023
Montney	Natural Gas	Fixed price forward sales	250	C$2.35	4/1/2023	12/31/2023
Montney	Natural Gas	Fixed price forward sales	162	C$2.39	1/1/2024	12/31/2024
Montney	Natural Gas	Fixed price forward sales	45	US$2.05	10/1/2021	12/31/2022
Montney	Natural Gas	Fixed price forward sales	25	US$1.98	1/1/2023	10/31/2024
Montney	Natural Gas	Fixed price forward sales	15	US$1.98	11/1/2024	12/31/2024

	Commodity	Type	Volumes (Bbl/d)	Price (USD/Bbl)	Remaining Period
Area					Start Date	End Date
United States	WTI ¹	Fixed price derivative swap	45,000	$42.77	10/1/2021	12/31/2021
United States	WTI ¹	Fixed price derivative swap	20,000	$44.88	1/1/2022	12/31/2022

			Volumes (Bbl/d)	Average Put (USD/Bbl)	Average Call (USD/Bbl)	Remaining Period
Area	Commodity	Type				Start Date	End Date
United States	WTI ¹	Derivative collars	23,000	$62.652	$74.774	1/1/2022	12/31/2022
1 West Texas Intermediate

MURPHY OIL CORPORATION
FOURTH QUARTER 2021 GUIDANCE

	Oil BOPD	NGLs BOPD	Gas MCFD	Total BOEPD
Production – net
U.S. – Eagle Ford Shale	22,600	5,100	27,200	32,200
– Gulf of Mexico excluding NCI	50,500	3,400	49,800	62,200
Canada – Tupper Montney	—	—	258,600	43,100
– Kaybob Duvernay and Placid Montney	4,500	1,000	16,600	8,300
– Offshore	3,400	—	—	3,400
Other	300	—	—	300

Total net production (BOEPD) - excluding NCI [1]	145,500 to 153,500

Exploration expense ($ millions)	$32

FULL YEAR 2021 GUIDANCE
Total net production (BOEPD) - excluding NCI [2]	156,500 to 158,500
Capital expenditures – excluding NCI ($ millions) [3]	$675 to $685

¹ Excludes noncontrolling interest of MP GOM of 8,400 BOPD of oil, 200 BOPD of NGLs, and 2,300 MCFD gas.
² Excludes noncontrolling interest of MP GOM of 8,700 BOPD of oil, 300 BOPD of NGLs, and 3,200 MCFD gas.
³ Excludes noncontrolling interest of MP GOM of $25 MM.